EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Smart Share Global Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 22, 2022.

Sky9 Capital Fund III GP Ltd.

By:	/s/ Ronald Cao
Name:	Ronald Cao
Title:	Director

Sky9 Capital Fund III, L.P.

By:	/s/ Ronald Cao
Name:	Ronald Cao
Title:	For and on behalf of Sky9 Capital Fund III GP Ltd., General Partner; Director of Sky9 Capital Fund III GP Ltd.

Sky9 Capital MVP Fund GP Ltd.

By:	/s/ Ronald Cao
Name:	Ronald Cao
Title:	Director

Sky9 Capital MVP Fund, L.P.

By:	/s/ Ronald Cao
Name:	Ronald Cao
Title:	For and on behalf of Sky9 Capital MVP Fund GP Ltd., General Partner; Director of Sky9 Capital MVP Fund GP Ltd.

Ronald Cao

By:	/s/ Ronald Cao

[Signature page to Joint Filing Agreement]